Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Community Bancorp. and Designated Subsidiaries Retirement Savings Plan (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of Community Bancorp., the Administrator of the Plan, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan as of and for the periods covered in the Report.

A signed original of this written statement required by Section 906 has been provided to the Plan Administrator and will be retained by the Plan Administrator and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Richard C. White	August 14, 2003
Richard C. White,
Chief Executive Officer

/s/ Stephen P. Marsh	August 14, 2003
Stephen P. Marsh,
Chief Financial Officer